UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2013

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-05555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 4, 2013, the Board of Directors of Farmers National Banc Corp. (the “Company”) announced that it had relieved John S. Gulas of his duties as President and Chief Executive Officer of the Company and of Farmers National Bank of Canfield, a wholly-owned subsidiary of the Company (the “Bank”) on September 30, 2013. The Company also provided Mr. Gulas notice of termination of his employment effective November 4, 2013, in accordance with the terms and conditions of Mr. Gulas’ Amended and Restated Employment Agreement dated December 30, 2011, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2012.

Also on October 4, 2013, the Board of Directors of the Company announced that Kevin J. Helmick has been appointed to serve as Interim President and Chief Executive Officer of the Company and the Bank until a permanent successor to Mr. Gulas has been named. Until that time, Mr. Helmick will continue to serve on the same terms and conditions of employment as provided under his current employment arrangements, including those contained in Mr. Helmick’s Amended and Restated Employment Agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on January 5, 2012. Mr. Helmick, 41, has served as the Executive Vice President and Secretary of the Company and Executive Vice President – Retail and Wealth Management of the Bank since January 2012. Prior to that, Mr. Helmick served as the Bank’s Vice President of Wealth Management and Retail Services since 2008.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 4, 2013 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Carl D. Culp
Carl D. Culp
Executive Vice President, Chief Financial Officer and Treasurer

Date: October 4, 2013